EXHIBIT 3.11

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  RSLPCO, INC.


                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                   FIRST: The name of the Corporation is RSLPCO, INC.

                   SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

                   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                   FOURTH: The total number of shares of stock that the corporation is authorized to issue is 3,000 shares of common stock, no par value per share.

                   FIFTH: The name of the sole incorporator is Jeffrey M. Shapiro, and his address is c/o Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, Metro Corporate Campus One, 99 Wood Avenue South, P.O. Box 5600, Woodbridge, New Jersey 07095.

                   SIXTH: The Board of Directors of the Corporation, acting by majority vote, may adopt, amend or repeal the By-Laws of the Corporation. Election of the directors need not be by written ballot.

                   SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                   IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on October 16, 1998.


                                                       /s/ JEFFREY M. SHAPIRO
                                                           Jeffrey M. Shapiro
                                                           Sole Incorporator